Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Stoneleigh Partners Acquisition Corp. (the “Company”) on Form 10-Q   for the period ending October 31, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, James A. Coyne, Vice Chairman and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:   December 14, 2007

By:           /s/ James A. Coyne
James A. Coyne
Vice Chairman and Chief Financial Officer
(Principal Financial Officer)

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